Filed Pursuant to Rule 424(b)(3)
                                                File Number 333-27221


Pricing Supplement No. 8
Dated March 30, 1999
(To Prospectus dated May 22, 1997 and
Prospectus Supplement dated January 21,
1999)

                                  $200,000,000
                       UNITED DOMINION REALTY TRUST, INC.
                                Medium-Term Notes

                            Series E Fixed Rate Notes

           The Notes are not Discount Notes. The Issue Price is 100%.
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
Principal Amount: $5,000,000                                  Specified Currency: U.S. dollars
Settlement Date (Original Issue Date):                        Stated Maturity Date:
  April 5, 1999                                                 April 5, 2005
Interest Payment Dates: A/S                                   Authorized Denomination: A/S
Initial Redemption Date: N/A                                  Initial Redemption Percentage: N/A
Annual Redemption Percentage Reduction: N/A                   Optional Repayment Date(s): N/A
Exchange Rate Agent: N/A                                      Interest Rate: 7.73%
Default Rate: N/A                                             Regular Record Date(s): A/S
                              Additional Terms: N/A
Agent's Commission (%):                                       Net Proceeds to the Company (%):
  0.550%                                                        99.450%
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         "N/A" as used herein means "Not Applicable." "A/S" as used herein means
"As stated in the Prospectus Supplement referred to above."

         The Notes are being sold to investors or other purchasers through the Agent acting as agent for the Company.

                           FIRST UNION CAPITAL MARKETS